Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We have issued our reports dated February 15, 2022, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting included in the Annual Report of Masimo Corporation on Form 10-K for the year ended January 1, 2022. We consent to the incorporation by reference of said reports in the Registration Statements of Masimo Corporation on Forms S-8 (File No. 333-148149, effective December 19, 2007; File No. 333-157673, effective March 4, 2009; File No. 333-168534, effective August 4, 2010; File No. 333-179557, effective February 17, 2012; File No. 333-186692, effective February 15, 2013; File No. 333-194089, effective February 24, 2014; File No. 333-219207, effective July 10, 2017; File No. 333-234386, effective October 30, 2019, and File No. 333-240152, effective July 28, 2020) and Form S-3 (File No. 333-229892, effective February 26, 2019).

/s/ GRANT THORNTON LLP
Newport Beach, California
February 15, 2022